EXHIBIT 5.1

                              Thomas C. Cook, Esq.
                          Law Offices of Thomas C. Cook
                            500 N. Rainbow, Suite 300
                               Las Vegas, NV 89107
                              Phone: (702) 221-1925

                                                      May 16, 2008

To: Board of Directors, Jamaica Jim, Inc.

Re: Registration Statement of Form SB-2 (the "Registration Statement")

Gentlemen:

We have acted as your counsel in connection with the proposed issue and sale by Jamaica Jim, Inc., a StateplaceNevada corporation (the "Company") 6,000,000 shares of common stock held by selling stockholders, $0.001 par value (the "Company Shares") on the terms and conditions set forth in the Registration Statements.

In that connection, we have examined original copies, certified or otherwise identified to our satisfaction, of such documents and corporate records, and have examined such laws or regulations, as we have deemed necessary or appropriate for the purposes of the opinions hereinafter set forth.

Based on the foregoing, we are of the opinion that:

1. The company is a corporation duly organized and validly existing under the laws of the State of StateplaceNevada.

2. The issue and sale of the Company Shares to be sold pursuant to the terms of the Registration Statement as filed with the Securities and Exchange Commission have been duly authorized and, upon the sale thereof in accordance with the terms and conditions of the Registration Statement be validly issued, fully paid and non-assessable.

We hereby consent to be named in the Prospectus forming Part I of the aforesaid Registration Statement under the caption, "Legal Matters" and the filing of this opinion as an Exhibit to said Registration Statement.

                                           Sincerely,

                                           /s/ Thomas C. Cook, Esq.
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                                               Thomas C. Cook, Esq.